UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 10, 2013

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

01104

(Address of Principal Executive Offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As described in Item 7.01, we are furnishing this Current Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on December 10, 2013 discussing our second quarter fiscal 2014 financial results. The disclosure provided in Item 7.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.02.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 7.01. Regulation FD Disclosure.

We are furnishing this Current Report on Form 8-K in connection with the disclosure of information during a conference call and webcast on December 10, 2013 discussing our second quarter fiscal 2014 financial results. The transcript of the conference call and webcast is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The text included with this Current Report on Form 8-K and the replay of the conference call and webcast on December 10, 2013 is available on our website located at www.smith-wesson.com, although we reserve the right to discontinue that availability at any time.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding our belief that our results for the second quarter reflected the successful ongoing execution of our growth strategy; our belief that by maintaining our focus on increasing market share of our M&P polymer pistol family, we delivered substantial handgun revenue growth and significant expansion of our gross margins; our belief that the second quarter demonstrated that the strategic direction we have chosen delivers results; our belief that our strategy provides operational flexibility when dealing with shifting market dynamics so that we can continue to take market share and deliver value for our stockholders; our expectation that the strategic decision to convert our Houlton, Maine facility to a state-of-the-art precision machining center will increase capacity to support growth, enhance efficiency, reduce manufacturing costs, and lower overall operational risk; our belief that continuing to invest in our new ERP system will allow us to more effectively scale our business and enhance our performance; our belief that we moved through the most challenging phases of the conversion process in Q2 and we are beginning to experience improved functionality in our system; our belief that we continue to focus on returning value to our stockholders with the completion of a $100 million stock buyback and the announcement of an expanded stock buyback plan; our expectation that we will continue to expend capital at a higher than normal rate in fiscal ‘14 for capacity increases and infrastructure improvements; our estimate of capital expenditures for fiscal ‘14; our belief that we have intentionally worked to build inventory levels so that we can be more flexible and responsive to order demand; our belief that based on our current valuation, buying our stock is the best use of excess cash at this time; our expectation that negative year-over-year NICS comps will continue until April or May of next year; our belief that despite the decline in NICS comps, there is good news in the numbers; due to the high number of adjusted NICS background checks in November of this year, our belief that as was the case last year, data suggests to us that firearms have now taken their place among the basket of mainstream, durable goods that consumers look to purchase on Black Friday; our belief that the long-term NICS trend remains positive as evidenced by November adjusted NICS growth of 19% versus November two years ago; our belief that the NICS pattern continues to follow normal seasonality; our approach not simply to react to the market but to manage our business for the long term in a way that gives us the ability to take market share over time, independent of whether or not the market is growing or shrinking; our belief that we made tremendous progress on our ERP conversion, an important step in our strategic plan to optimize our business; our belief that this new ERP system will be important in maintaining visibility and optimizing scalability for our business going forward; our belief that we took steps in the quarter designed to further improve our operating efficiencies and reduce costs in the future, such as making the decision to invest significantly in reconfiguring our Houlton, Maine facility to transform that location into a highly efficient, dedicated state-of-the-art machining center; our expectation that we will install the same high-tech CNC capability that we currently use at our Springfield facility; our expectation that at the same time we will consolidate all other Houlton operations into Springfield, leveraging our capabilities in that location as well; our belief that this move continues to optimize our existing footprint; our belief that by installing the latest machining technology and dedicating the entire Houlton facility to high-volume component production, we can increase capacity to enable further growth, improve costs and efficiencies, and lower risks across our supply chain, all without building a new facility; our continued belief that our industry is in the midst of an underlying, long-term growth trend; our objective to grow faster than the market by continuing to invest in marketing initiatives that communicate directly with the consumer and raise product and brand awareness, bring to market innovative new products that meet the needs, wants, and desires of a growing and diverse base of responsible firearm users, add flexible capacity, both internally and externally, particularly seeking vertical integration opportunities to maintain or improve gross margins, and improve the processes we use to operate our business and distribute our products in the marketplace, all of which initiatives are designed to support our primary goal of taking market share from our competitors with the M&P polymer pistol family; our outlook for revenue, growth, earnings per share, and shipping days for the third quarter of fiscal 2014; and our outlook for revenue, earnings per share, growth rate, and gross margin for fiscal 2014; our belief that the biggest indicator of what’s driving our gross margins comes from product mix and our strategic growth focus, the M&P polymer pistol, which is the primary drive of our revenue growth in the quarter and something we’ve been focused on for the last 10 plus quarters; our belief that we’ve seen some softness in our M&P15-22, so our rimfire, and our belief that we’re going to see softness of that product going forward as well as softness in centerfire modern sporting rifles; the potential opportunity to serve the U.S. military and be the provider of their sidearm, which would be a fantastic endorsement of our M&P polymer pistol and a wonderful marketing opportunity for us going forward; our expectation that we will continue to execute our new product strategy; our expectation that capital expenditures will go down in the following year; our belief that we are in a period of focusing on not only increasing our capacity but increasing our flexibility so that we can quickly change the product mix if it is necessary; our belief that we are focusing on infrastructure improvements so that we can continue to understand what’s happening in the business, get efficiencies, and improve gross margin if at all possible; our belief that we see a number of initiatives out there that we could deploy that would maintain our gross margins if not improve our gross margins; our estimate of interest expense for the next couple of quarters; our expectation of lower distributor appetite for modern sporting rifles, both rimfire and centerfire; and our belief that the M&P 15 Sport product will continue to do well in the future. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2013.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits

99.1	Transcript of conference call and webcast conducted on December 10, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: December 11, 2013	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

99.1	Transcript of conference call and webcast conducted on December 10, 2013